UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2011

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On August 23, 2011, Tessera Technologies, Inc. (“Tessera”) committed to undertake a workforce reduction at its Yokohama, Japan development facility and to close that facility. The workforce reduction and facility closure are expected to be completed during the third quarter of 2011 and are being undertaken pursuant to Tessera’s ongoing efforts to optimize its investments and operations. Tessera expects to incur (i) severance and related personnel costs in connection with the workforce reduction of approximately $1.2 million and (ii) lease and fixed asset impairment charges, restoration costs and related facilities costs in connection with the facility closure in the range of $0.8 million to $1.3 million. Tessera expects to recognize a total charge of $2.0 million to $2.5 million for these costs in the third quarter of 2011. Of that amount, Tessera estimates that cash expenditures will range from $1.8 million to $2.3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2011

TESSERA TECHNOLOGIES, INC.

By:	/s/ MICHAEL ANTHOFER
Name:	Michael Anthofer
Title:	Executive Vice President and Chief Financial Officer